Exhibit 99.2

The Allstate Corporation

Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended May 31, 2022			Quarter to date ended May 31, 2022		
	Number of locations [1]	Total brand (%) [2] [4]	Location specific (%) [3]	Number of locations [1]	Total brand (%) [2] [4]	Location specific (%) [3]
Allstate brand						
Auto	13	0.7	9.3	25	1.4	7.7
National General						
Auto	10	1.5	6.1	15	2.3	5.8

	Three months ended March 31, 2022			Three months ended December 31, 2021		
	Number of locations [1]	Total brand (%) [2] [4]	Location specific (%) [3]	Number of locations [1]	Total brand (%) [2] [4]	Location specific (%) [3]
Allstate brand						
Auto	28	3.6	9.3	25	2.9	7.1
National General						
Auto	24	1.9	4.6	22	2.4	5.7

(1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(3) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.

(4) Allstate brand implemented auto insurance rate increases totaled $180 million and $343 million in the month and quarter to date ended May 31, 2022 after implementing $862 million and $702 million of rate increases in the first quarter of 2022 and fourth quarter of 2021, respectively.